UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 17, 2008

GLG Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

390 Park Avenue, 20th Floor New York, New York 10022

(Address of principal executive offices) (Zip code)

(212) 224-7200

(Registrant’s telephone number, including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On March 17, 2008, GLG Partners, Inc. (the “Company”) announced that its board of directors has elected Simon White as the Company’s Chief Operating Officer and Jeffrey M. Rojek as the Company’s Chief Financial Officer, replacing Mr. White in that position, each effective March 18, 2008. A copy of the Company’s press release dated March 17, 2008 is filed herewith as Exhibit 99.1 and incorporated herein by reference.

    Mr. White, age 48, has served as the Company’s Chief Financial Officer since November 2, 2007. Mr. White was Chief Operating Officer of GLG Partners LP from September 2000 to June 2007. From 1997 to September 2000, he worked at Lehman Brothers as Executive Director and Branch Manager of the GLG Partners division. From 1995 to 1997, he was Chief Administrative Officer of Lehman Brothers’ European high net worth business. From 1993 to 1995, he was European Controller at Lehman Brothers. Prior to 1993, Mr. White worked at Credit Suisse First Boston and PaineWebber in a number of senior business and support roles in their London and New York offices. Mr. White is a chartered accountant and a fellow of the Institute of Chartered Accountants and has worked in the financial services business since 1986.

    Mr.  Rojek, age 38, was an Audit and Advisory partner in the New York Financial Services practice of KPMG LLP from July 2006 to March 2008 and an audit partner on various client engagements based in New York, as well as the global lead partner on a large advisory and tax client of KPMG. During his tenure at KPMG, Mr. Rojek spent over fifteen years serving Global Banking and Investment Banking and related financial services clients. From July 2004 to July 2006, Mr. Rojek was in KPMG’s National Office advising on audit and accounting issues relating to debt, equity, derivatives and other financial instruments. From April 2001 to June 2004, he was based in KPMG’s Singapore office as the regional lead partner on various client engagements. Mr. Rojek has an M.B.A. from Columbia University and a B.S. from Fordham University.

        Under the terms of his existing employment agreement with the Company, Mr. White receives an annual salary of $500,000 and other benefits as set forth in the employment agreement. Mr. White is also eligible to receive a discretionary bonus and to receive equity incentive awards, including under the Company’s 2007 Long-Term Incentive Plan (“LTIP”). Mr. White also participates in the limited partner profit share arrangement and equity participation plan described in the Company’s definitive proxy statement dated October 12, 2007 (the “Definitive Proxy Statement”) in the sections entitled “GLG Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Employee Compensation and Benefits and Limited Partner Profit Share” and “—Limited Partnership Profit Share”, which information is incorporated herein by reference. On November 2, 2007, Mr. White’s interest letter with Laurel Heights LLP was amended to provide that he will no longer receive any partnership draw from Laurel Heights LLP, but he will continue to be eligible for discretionary partnership profit allocations.

        The description of certain relationships and related transactions between Mr. White and the Company contained in the sections of the Definitive Proxy Statement entitled “Summary—The Acquisition—Interests of Freedom Directors and Officers in the Acquisition” “Summary—

The Acquisition—Interests of Principals, Trustees and Key Personnel of GLG in the Acquisition” and “Certain Relationships and Related Person Transactions” is incorporated herein by reference.

        The Company and Mr. Rojek have entered into an employment agreement setting forth the terms and conditions of Mr. Rojek’s employment as Chief Financial Officer the Company. Mr. Rojek will receive: (a) an annual salary of $400,000; (b) an annual cash bonus equal to at least $600,000 for each of the first two years of his employment and a discretionary annual cash bonus during the term of his employment, in each case a portion of which may be conditioned upon the achievement of performance goals, as determined by the board or the Compensation Committee of the board; (c) an initial award of restricted shares of Common Stock of the Company with an aggregate grant date value of $500,000, which will vest as described below, and a second grant of restricted shares of Common Stock of the Company with an aggregate grant date value of $500,000, subject to vesting as determined by the board or the Compensation Committee, on or about the first anniversary of his commencement of employment with the Company; and (d) other benefits as set forth in the employment agreement. Mr. Rojek is also eligible to receive further equity incentive awards, including under the LTIP.

        Upon commencement of employment, Mr. Rojek will be granted restricted shares of Common Stock under Sub-Plan A of the LTIP with an aggregate value of $500,000, based on the closing price of the Common Stock on the last trading day immediately preceding the grant date. The shares vest 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to the Company having achieved certain minimum levels of net assets under management (AUM) as of February 28, 2009, 2010, 2011 and 2012. If one of the following events occurs prior to vesting of his shares of restricted stock, then 100% of the shares will vest on the date of occurrence of such event:  Mr. Rojek’s death or disability; or the occurrence of a change of control followed by termination of service because the Company has terminated Mr. Rojek’s employment without cause.

         In November 2007, Mr. White and the directors and other executive officers of the Company entered into indemnification agreements with the Company which provide for the indemnity of the individual as a director, officer, employee or agent of the Company, as the case may be, and the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred in various legal proceedings in which the individual may be involved by reason of his or her service as a director, officer, employee or agent of the Company, as the case may be, to the extent permitted by the Delaware General Corporation Law. In connection with his employment with the Company, Mr. Rojek has also entered into a substantially identical indemnification agreement with the Company.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits.
          99.1          Press Release of the Company dated March 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLG PARTNERS, INC.
By:	/s/ Alejandro San Miguel

	Name: Title:	Alejandro San Miguel General Counsel and Corporate Secretary

Date:  March  17, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of the Company dated March 17, 2008

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